UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2004

Moscow CableCom Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1460	06-0659863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, Suite 1203 New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 826-8942
(Registrant's telephone number, including area code)

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As reported on Form 8-K filed by Moscow CableCom Corp. (the "Company") on August 31, 2004 (the "Form 8-K"), the Company as guarantor, and its wholly-owned subsidiary, ComCor-TV ("CCTV"), as borrower, entered a $4 million Working Capital Bridge Loan Facility (the "Bridge Facility") with Columbus Nova DF Limited (formerly known as Amatola Enterprises Limited), an affiliate of Columbus Nova Capital, on August 26, 2004.  The Form 8-K is incorporated herein by reference.

On November 1, 2004, CCTV received $1 million of loan proceeds pursuant to the Bridge Facility, and CCTV expects to receive an additional $1 million of loan proceeds pursuant to this facility no later than November 9, 2004.  These drawdowns will bring the total of outstanding borrowings under the Bridge Facility to $4 million.    The interest rate on the outstanding borrowings will accordingly be reduced to 12% per annum as there will be no remaining unused portion of this facility.  The loan is due and payable at the earlier of (i) the closing of the equity and debt transactions with Columbus Nova reported on the Form 8-K, (ii) June 30, 2005 (provided that certain termination events under such equity and debt transactions with Columbus Nova have not occurred) or one year after the occurrence of such termination events and (iii) the occurrence of certain change of control events with respect to the Company.  Loans extended pursuant to the Bridge Facility are guaranteed by the Company and certain of its subsidiaries.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

The exhibits listed below are being furnished with this Form 8-K.

Exhibit Number	Description
99.1

Working Capital Bridge Facility Agreement dated August 26, 2004 by and between Moscow CableCom Corp. and ZAO ComCor-TV and Amatola Enterprises Limited.  (Incorporated herein by reference to Exhibit 99.2 to Current Report on Form 8-K filed August 31, 2004 (File No. 0-1460).)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Andrew M. O'Shea

Name: Andrew M. O'Shea
Title:  Chief Financial Officer

Date:  November 5, 2004